EXHIBIT 4.1

NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

OF

PALATIN TECHNOLOGIES, INC.

Warrant No. 2016-October-__	October 31, 2016
THIS CERTIFIES THAT, for value received, ______________, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase from Palatin Technologies, Inc., a Delaware corporation, or any successor (the “Company”), in whole or in part, at $0.70 per Warrant Share (subject to adjustment as set forth herein) (the “Warrant Purchase Price”), at any time during the period commencing on the date of issuance of this Warrant (as herein defined) and ending at 5:00 p.m., Eastern time, on August 4, 2021 (the “Expiration Date”), twelve thousand five hundred (12,500) shares of the Common Stock (as herein defined), in accordance with the terms thereof (as such number may be adjusted as provided herein, the “Warrant Shares”), subject to the provisions and upon the terms and conditions hereinafter set forth in this Warrant and all Warrants issued in exchange, transfer or replacement thereof (“Warrant”).

1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

“Aggregate Number” shall mean, at any time to be determined, the number of Warrant Shares for which this Warrant may be exercised at such time.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company (and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a dividend, stock split, plan of recapitalization, reorganization, merger, sale of assets or otherwise) into which this Warrant will be exercisable.

“Company” shall have the meaning set forth in the introductory paragraph hereto.

“Expiration Date” shall have the meaning set forth in the introductory paragraph hereto.

“Holder” shall mean any holder of an interest in the Warrant or the outstanding Warrant Shares who becomes a holder in compliance with Section 3 hereof.

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, university, group, joint-stock company or other entity.

“Registrable Securities” means Warrant Shares. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the resale of such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of and/or resold pursuant to such effective Registration Statement, (ii) such shares of Common Stock shall have been or all remaining Registrable Securities held by such Holder have been sold to the public under Rule 144 (or any similar provisions then in force) under the Securities Act, or (iii) such shares of Common Stock (A) have otherwise been transferred (B) are represented by a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend, (C) are not subject to any stop order and (D) may be publicly resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder as the same shall be in effect at the time.

“Stock Combination” shall have the meaning set forth in Section 5(a)(i).

“Stock Dividend” shall have the meaning set forth in Section 5(a)(i).

“Stock Subdivision” shall have the meaning set forth in Section 5(a)(i).

“Transaction” shall have the meaning set forth in Section 5(b).

“Warrant Purchase Price” shall mean $1.00 per share, as adjusted as provided herein.

“Warrant Register” shall have the meaning set forth in Section 7.

“Warrant Shares” shall have the meaning set forth in the preamble.

2. Exercise of Warrant.
(a) Beginning on the Initial Exercise Date, the rights represented by this Warrant may be exercised by the Holder hereof, as to the Aggregate Number of Warrant Shares then obtainable, in whole or in part (but not as to a fractional share of Common Stock), by (A) the delivery of this Warrant, together with a properly completed Notice of Exercise in the form attached hereto, to the principal office of the Company at 4B Cedar Brook Drive, Cranbury, New Jersey 08512 (or to such other address as the Company may designate by notice in writing to the Holder) and (B) payment to the Company of the Warrant Purchase Price for the Warrant Shares being purchased by cash, by wire transfer to the account designated by the Company or by certified check or bank draft. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the Holder within ten (10) Business Days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing, and with an Aggregate Number equal to, the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of such Holder, appropriate notation may be made on this Warrant and signed by the Company and the same returned to such Holder. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. The Company shall, upon request of the Holder, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions.
(b) Transfer Restriction Legend. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:
THE OFFER AND SALE OF THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.
The provisions of Section 3 shall be binding upon all holders of certificates for Warrant Shares bearing the above legend and shall also be applicable to all holders of this Warrant. The legend endorsed on the certificates for Warrant Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the resale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) the securities shall have been resold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

(c) Expenses and Taxes on Exercise. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any stock certificates and substitute Warrants pursuant to this Section 2, except that, in case such stock certificates or Warrants shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates or Warrants shall be paid by the Holder to the Company at the time the Company delivers such stock certificates or Warrants to the Company for exercise. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
3. Warrants and Warrant Shares Not Registered; Transferee Restrictions.
(a) Each Holder, by acceptance thereof, represents and acknowledges that the offer and sale of this Warrant and the Warrant Shares which may be purchased upon exercise of this Warrant are not being registered under the Securities Act, that the issuance of this Warrant and the offering and sale of such Warrant Shares are being made in reliance on the exemption from registration under Section 4(2) of the Securities Act as not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the representations made by the initial Holder of this Warrant to the Company that such Holder (i) is acquiring this Warrant for investment purposes for its own account, with no present intention of reselling or otherwise distributing the same in violation of the Securities Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control, (ii) is an “accredited investor” as defined in Regulation D under the Securities Act, and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the acquisition and exercise of this Warrant. Neither this Warrant nor the related Warrant Shares may be transferred except pursuant to an effective registration statement under the Securities Act or upon the conditions specified in Section 3(b).
(b) Subject to compliance with applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable to officers, employees or affiliates of Noble International Investments, Inc., including employees of affiliates of Noble International Investments, Inc., in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with the Assignment Form duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

(c) Each Holder, by acceptance hereof, agrees that prior to the disposition of this Warrant or of any Warrant Shares, other than pursuant to an effective registration under the Securities Act, such Holder will give written notice to the Company expressing such Holder’s intention to effect such disposition and describing briefly such Holder’s intention as to the manner in which this Warrant or the Warrant Shares theretofore issued or thereafter issuable upon exercise hereof, are to be disposed together with an opinion of counsel as may be designated by such Holder and reasonably satisfactory to the Company as to the necessity or non-necessity of registration under the Securities Act. If in the opinion of such counsel, the proposed disposition does not require registration under the Securities Act of the disposition of this Warrant and/or the Warrant Shares issuable or issued upon the exercise of this Warrant, such Holder shall be entitled to dispose of this Warrant and/or the Warrant Shares theretofore issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such Holder to the Company. The Company is entitled to rely on the most recent written notice from the Holder with respect to the ownership of the Warrant.
4. Representations, Warranties and Covenants of the Company.
(a) The Company hereby represents and warrants that (i) it has full corporate power and authority to execute and deliver this Warrant, (ii) the execution and delivery of this Warrant and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action on the part of the Company and (iii) this Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.
(b) The Company covenants and agrees that (i) during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide therefore, (ii) the Warrant Shares issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and (iii) the Company shall use its commercially reasonable efforts to procure at its sole expense the listing of all Warrant Shares then registered for public sale (subject to issuance or notice of issuance) on all stock exchanges on which the shares of Common Stock are then listed.
5. Adjustments of Aggregate Number.
(a) Adjustments. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 5, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder. No adjustments shall be made under this Section 5 as a result of the issuance by the Company of the Warrant Shares upon exercise of this Warrant.
(i) Stock Dividends; Subdivisions and Combinations. In case at any time or from time to time the Company shall:
(A) issue to the holders of the Common Stock a dividend payable in, or other distribution of, Common Stock (a “Stock Dividend”),

(B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including, without limitation, by means of a stock split (a “Stock Subdivision”), or
(C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (a “Stock Combination”), then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(ii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this Section 5(a):
(A) Whenever the Aggregate Number is adjusted pursuant to this Section 5(a), the Warrant Purchase Price per Warrant Share payable upon exercise of this Warrant shall be adjusted by multiplying the Warrant Purchase Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Aggregate Number prior to such adjustment, and the denominator of which shall be the Aggregate Number following such adjustment.
(B) If the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
(b) Changes in Common Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Common Stock or other transaction) in connection with which the previous outstanding Common Stock shall be changed into or exchanged for different securities of the Company or securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a “Transaction”), then, as a condition of the consummation of the Transaction and without duplication of any adjustment made pursuant to Section 5(a)(i), lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to receive upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 5). The foregoing provisions of this Section 5(b) shall similarly apply to successive Transactions. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions.

(c) Notices. Whenever the Aggregate Number is to be adjusted pursuant to this Section 5, unless otherwise agreed by the Holder, the Company shall promptly (and in any event within twenty (20) Business Days after the event requiring the adjustment) prepare a certificate signed by the principal executive officer or the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.
6. Exchange, Replacement and Assignability. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office of the Company set forth in Section 2, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares as shall be designated by such Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of an institutional holder of such Warrants, or in other cases, of a bond of indemnity or other security satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of Warrants, the Company will issue to the Holder a new Warrant of like tenor and date, in lieu of this Warrant or such new Warrants, representing the right to purchase the number of Warrant Shares which may be purchased hereunder. Subject to compliance with Section 3, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered Holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferees, upon surrender of this Warrant, duly endorsed, to the appropriate office or agency of the Company. All expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 6 shall be paid by the Company.
7. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
8. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

9. Transfer Books, No Rights as Shareholder, Survival of Rights. The Company will at no time close its transfer books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant. This Warrant shall not entitle the Holder to any voting rights or any rights as a shareholder of the Company. The rights and obligations of the Company, of the Holder of this Warrant and of any Holder of Warrant Shares issued upon exercise of this Warrant pursuant to the terms of this Warrant shall survive the exercise of this Warrant.
10. Amendment and Waiver.
(a) It is agreed that any waiver, permit, consent or approval of any kind or character on the Holder’s part of any breach or default under this Warrant, or any waiver on the Holder’s part of any provisions or conditions of this Warrant must be in writing.
(b) Any amendment, supplement or modification of or to any provision of this Warrant, any waiver of any provision of this Warrant and any consent to any departure by any party from the terms of any provision of this Warrant shall be effective only if it is made or given in writing and signed by the Company and the Holder.
(c) Any amendment or waiver consented to as provided in this Section 10 is binding upon each future Holder of this Warrant and upon the Company without regard to whether this Warrant has been marked to indicate such amendment or waiver.
11. Rights of Transferees. Subject to compliance with Section 3, the rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.
12. Headings. The headings in this Warrant are for convenience of reference only and shall not constitute a part of this Warrant, nor shall they affect their meaning, construction or effect.
13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.
14. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors or heirs and personal representatives and permitted assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder.

15. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the laws of the State of New York, notwithstanding any conflict of law provision to the contrary. THE COMPANY AND HOLDER EACH HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS WARRANT.
16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Warrant with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
17. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COMPANY AND HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS WARRANT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
18. Entire Agreement. This Warrant contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings with respect thereto.
[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, duly attested by its authorized officer, as of the date first set forth above.

Palatin Technologies, Inc. By: __________________________________ Name: Stephen T. Wills Title: Chief Financial Officer, Chief Operating Officer and Executive Vice President
ATTEST: By: ________________________________ Name: Stephen A. Slusher Title: Assistant Secretary
[Signature Page]

NOTICE OF EXERCISE
To:	Palatin Technologies, Inc. 4B Cedar Brook Drive Cranbury, NJ 08512 Attention: Chief Financial Officer Facsimile: (609) 495-2203
1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares of Common Stock (the “Exercise Amount”). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.
2. The undersigned herewith tenders cash payment for such shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):
_________________________________________
3. Please issue a certificate or certificates representing the shares issuable in respect hereof under the terms of the attached Warrant, as follows:
(Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:

(Address of Record Holder/Transferee)
4. If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:
(Name of Record Holder/Transferee)
and deliver such warrant to the following address:
(Address of Record Holder/Transferee)
Date:	Name of Record Holder _______________________________________ By: Name: ____________________________ Title: _____________________________
[Notice of Exercise]

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to
_______________________________________________ whose address is

_______________________________________________________________.

Dated: ______________, _______

Holder’s Signature:
_____________________________

Holder’s Address:
_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

[Assignment Form]